11/30/2005

Measurement Specialties Acquires MEMS Sensor Company HL Planartechnik GmbH
Frank Guidone, CEO - 973 808-3020 Aimee Boutcher - 973 239-2878

Hampton, Virginia, November 30, 2005 - Measurement Specialties, Inc. (NASDAQ: MEAS), a designer and manufacturer of sensors and sensor-based consumer products, announced today it has acquired the capital stock of HL Planartechnik GmbH (“HLP”), a sensor company located in Dortmund, Germany for €6.0 million or $7.1 million ($3.0 million at close and the assumption of $4.1 million in debt and liabilities). The sellers can earn up to an additional $3.5 million if certain performance hurdles are achieved in 2006. “I am extremely pleased to announce the acquisition of HL Planartechnik by Measurement Specialties,” commented Frank Guidone, Company CEO. “The combination of proprietary and complimentary IP, existing product platforms, and a very talented and experienced technical management team make HL Planartechnik an excellent addition to our portfolio. For calendar 2005, HLP is expected to post approximately $14 million in sales. While we do not anticipate the transaction to be immediately accretive, we expect the synergies in both sales and operations will provide the necessary leverage to bring HLP’s performance in line with our sensor business expectations.” HL Planartechnik GmbH (www.hlplanar.com) specializes in thin-film metallization processes, producing sensors in four main categories: (1) infrared thermopiles used in appliance, automobile, medical and other applications for non-contacting temperature measurement; (2) magneto-resistive sensors that measure changes in magnetic fields to determine position, angle, rotation, or current; (3) mass air flow (MAF) sensors to measure the changes in air flow and other gases for use in automotive, medical and industrial applications; and (4) MEMS-based inclination sensors for the precise measurement of level, angle or tilt in construction equipment, automobile and aerospace applications. HL Planar has a production and development facility with a Silicon MEMS fab in the heart of Germany’s technology corridor. “HL Planartechnik considers the acquisition by MSI a perfect move at the right time,” said Hubertus von Janecek, Managing Director of HL Planartechnik. “It is the logical and meaningful continuation of the company’s development which started 17 years ago. MSI provides access to some of the most important markets in the USA as well as adequate production capacities in China, which support and boost organic growth. Furthermore, MSI provides the necessary financial stability to execute some of the promising development projects at HLP required to maintain and expand market share.” Commented Johannes Herrnsdorf, founder and Managing Director, “Bringing the MEMS chip production process to new sensor applications was the original vision of the founders of HL-Planartechnik back in 1988. Indeed, today there are many exciting silicon sensor chips, however many lack electronics to make them truly plug and play. Combining HLP’s MEMS development and production capability with MSI’s systems integration experience will allow us to accelerate our growth and provide greater value to our customers.” The Company will host a teleconference to discuss the transactions and financing agreement on Monday, December 5, 2005 at 4:30 PM (Eastern Time). To participate please dial, (800) 209-0397. International callers should dial (612) 332-1213. Interested parties may also listen via the Internet at: www.investorcalendar.com. The call will be available for replay for 30 days through AT&T by dialing (800) 475-6701,(US dialers); International callers should dial (320) 365-3844 then enter access code 806335, at www.investorcalendar.com or on the company’s website at www.meas-spec.com.

12/2/2005
2 of 2

About Measurement Specialties. Measurement Specialties, Inc. designs and manufactures sensors and sensor-based consumer products. The Sensor division produces a wide variety of sensors and transducers to measure precise ranges of physical characteristics such as pressure, force, vibration, position, humidity and photo optics. MSI uses multiple advanced technologies - including piezoresistive, electro-optic, electro-magnetic, capacitive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezoelectric polymers and strain gauges - to engineer sensors that operate precisely and cost effectively. The Consumer division produces OEM bathroom scales, Accutire® brand tire pressure gauges and other products. This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, statements regarding non-recurring expenses, and resolution of pending litigation. Forward looking statements may be identified by such words or phases “should”, "intends", "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; ability to raise additional funds; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in integrating acquired businesses; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term. Actual results may differ materially. The Company assumes no obligation to update the information in this issue. Company Contact: Frank Guidone, CEO, (757) 766-4400 Investor Contact: Aimee Boutcher or Daniel Boutcher, (973) 239-2878.

Measurement Specialties, Inc — 1000 Lucas Way — Hampton, VA — 23666 —
www.meas-spec.com